UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States Gasoline Fund, LP

March 25, 2021

Dear United States Gasoline Fund, LP Investor,

Enclosed with this letter is your copy of the 2020 financial statements for the United States Gasoline Fund, LP (ticker symbol “UGA”). We have mailed this statement to all investors in UGA who held shares as of December 31, 2020 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Commodity Funds LLC (“USCF”) Privacy Policy applicable to UGA. Additional information concerning UGA’s 2020 results may be found by referring to UGA’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCF’s website at www.uscfinvestments.com. You may also call USCF at 1-800-920-0259 to speak to a representative and request additional material, including a current UGA Prospectus.

USCF is the general partner of UGA. USCF is also the general partner or sponsor and operator of several other commodity-based exchange-traded funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Copper Index Fund	(ticker symbol: CPER)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Brent Oil Fund, LP	(ticker symbol: BNO)

Information about these other funds is contained within the Form 10-K as well as in the current UGA Prospectus. Investors in UGA who wish to receive additional information about these other funds may do so by going to the USCF website at www.uscfinvestments.com.

You may also call USCF at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UGA.

Regards,

/s/ John P. Love

John P. Love

President and Chief Executive Officer

United States Commodity Funds LLC

*This letter is not an offer to buy or sell securities. Investment in UGA or any other funds should be made only after reading such fund’s prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

UNITED STATES COMMODITY FUNDS LLC
PRIVACY POLICY

Effective Date: January 1, 2020

Last Updated: December 18, 2019

Introduction

This document sets forth the Privacy Policy of (i) the United States Commodity Funds LLC (the “Company”), (ii) each of the statutory trusts for which the Company serves as sponsor, the United States Commodity Index Funds Trust (the “Index Funds Trust”) and the USCF Funds Trust (together with the Index Funds Trust, the “Trusts”), and (iii) each of the funds for which the Company serves as the general partner or as sponsor as set forth in Appendix A, which may be amended from time to time (each a “Fund” and together, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission. This Privacy Policy covers the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

In the course of doing business with Fund shareholders, the Company and the Trusts may collect or have access to nonpublic personal information about Fund shareholders. Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

“Nonpublic personal information” is personally identifiable financial information about Fund shareholders. For example, it includes Fund shareholders’ social security numbers, account balances, bank account information and investors’ holdings and transactions in shares of the Funds.

The Company, the Trusts and the Funds may collect this information from the following sources:

•	Information about shareholder transactions with us and our service providers, or others;
•	Information we receive from consumer reporting agencies (including credit bureaus);
•	Information we may receive from shareholders.

Disclosure of Nonpublic Personal Information

The Company, the Trusts and the Funds do not sell or rent investor information of the Funds. The Company, the Trusts and the Funds only disclose nonpublic personal information collected about Fund investors as permitted by law. For example, the Company, the Trusts and the Funds may disclose nonpublic personal information about Fund investors:

•	To companies that act as service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals; maintain shareholder accounts, and in connection with the servicing or processing of transactions of the Trusts or the Funds;
•	To government entities, in response to subpoenas, court orders, judicial process or to comply with laws or regulations;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities, or to collect unpaid debts; and

•	When shareholders direct us to do so or consent to the disclosure, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the disclosure by the Company, the Trusts or the Funds of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company, the Trusts and the Funds holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential. In addition, access to nonpublic personal information about shareholders is limited to our employees and in some cases to third parties (for example, the service providers described above) as permitted by law.

The Company, the Trusts and the Funds maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company, the Trusts and the Funds share Fund investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The privacy policy of the Company, the Trusts and the Funds applies to both current and former Fund investors. The Company, the Trusts and the Funds will only disclose nonpublic personal information about a former investor to the same extent as for a current Fund investor.

Your California Privacy Rights

If you are a California resident, California law provides you with specific rights regarding your personal information, including the right to request that we disclose certain information to you about the collection and use of your personal information over the past 12 months; the right to request that we delete any of your personal information that we have collected from you, subject to certain exceptions; and the right to opt-out of the “sale” of your personal information, as defined by California law. To make such a request, contact us at 1-800-920-0259 or uscfinvestments.com. Please note that we are only required to respond to two such requests per customer each year.

You also have the right not to be discriminated against if you exercise any of your rights under California privacy law.

The Company may have collected the following categories of personal information of California residents in the past 12 months:

•	Identifiers such as a name, Internet Protocol address, email address, or other similar identifiers.
•	Categories of personal information described in subdivision (e) of California Civil Code Section 1798.80.
•	Commercial information, including records of sales or purchases.
•	Internet or other electronic network activity information.
•	Geolocation data.
•	Professional or employment-related information.

Please note that these rights do not apply to personal information collected, processed, sold, or disclosed pursuant to the federal Gramm- Leach-Bliley Act and implementing regulations. Please review the privacy notices in the Appendix below for more information about how we collect, process, sell, and disclose personal information pursuant to these laws and regulations.

This information is collected and used for the purposes disclosed in this Privacy Policy. The Company has not sold personal information of California residents in the past 12 months. The Company may have disclosed any of the above categories of personal information pursuant to an individual’s consent or under a written contract with a service provider for a business purpose in the past 12 months.

Changes to Privacy Policy

The Company, the Trusts and the Funds may modify or amend this Privacy Policy from time to time. The Company will indicate the date when it was most recently updated and its effective date. If there are changes to the privacy policy in the future, a revised privacy policy with those changes will be communicated through an appropriate channel to Fund investors as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP

UNITED STATES NATURAL GAS FUND, LP

UNITED STATES 12 MONTH OIL FUND, LP

UNITED STATES GASOLINE FUND, LP

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

UNITED STATES BRENT OIL FUND, LP

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES COMMODITY FUNDS LLC

UNITED STATES COMMODITY INDEX FUNDS TRUST

USCF FUNDS TRUST

EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS

GENERAL PARTNER OR SPONSOR

Privacy Notice

FACTS	WHAT DO UNITED STATES COMMODITY FUNDS LLC (THE “COMPANY”), THE UNITED STATES COMMODITY INDEX FUNDS TRUST AND THE USCF FUNDS TRUST (EACH A “TRUST” AND TOGETHER, THE “TRUSTS”) AND EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR (EACH A “FUND” AND TOGETHER, THE “FUNDS”) DO WITH PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•         Social Security number

•         account balances

•         account transactions

•         transaction history

•         wire transfer instructions

•         checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Company and the Trusts choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Do we share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes - to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes - information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For non-affiliates to market to you	No	We don’t share
Questions? Call 1-510-522-9600 or go to www.uscfinvestments.com

UNITED STATES COMMODITY FUNDS LLC

UNITED STATES COMMODITY INDEX FUNDS TRUST

USCF FUNDS TRUST

EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS

GENERAL PARTNER OR SPONSOR

Privacy Notice

What we do
How do the Company, the Trusts and the Funds protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How do the Company, the Trusts and the Funds collect my personal information?

We collect your personal information, for example, when you

■         open an account

■         provide account information

■         give us your contact information

■         make a wire transfer

■         tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

■         sharing for affiliates’ everyday business purposes - information about your creditworthiness

■         affiliates from using your information to market to you

■         sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and non-financial companies.

■        Our affiliates include companies which are subsidiaries of Wainwright Holdings, Inc., such as USCF Advisers LLC

Non-affiliates

Companies not related by common ownership or control. They can be financial and non- financial companies.

■        The Company, the Trusts and the Funds do not share with non-affiliates so they can market to you

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ■ The Company, the Trusts and the Funds do not conduct joint marketing.

UNITED STATES GASOLINE FUND, LP

FINANCIAL STATEMENTS

For the years ended December 31, 2020, 2019 and 2018

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2020, 2019 and 2018 is accurate and complete.

By United States Commodity Funds LLC, as General Partner

By:	/s/ John P. Love
John P. Love
President & Chief Executive Officer of United States Commodity Funds LLC
On behalf of United States Gasoline Fund, LP

Spicer Jeffries LLp

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States Gasoline Fund, LP

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying statements of financial condition of United States Gasoline Fund, LP (the “Fund”) as of December 31, 2020 and 2019, including the schedule of investments as of December 31, 2020 and 2019, and the related statements of operations, changes in partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). We also have audited the Fund’s internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Gasoline Fund, LP as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Fund maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020 based on criteria established in Internal Control — Integrated Framework (2013) issued by COSO.

Basis for Opinion

The Fund’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Fund’s financial statements and an opinion on the Fund’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A Fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and directors of the Fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Fund’s auditor since 2008.

Denver, Colorado
February 26, 2021

United States Gasoline Fund, LP

Statements of Financial Condition

At December 31, 2020 and December 31, 2019

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents (at cost $72,554,979 and $26,678,989, respectively) (Notes 2 and 5)	$72,554,979	$26,678,989
Equity in trading accounts:
Cash and cash equivalents (at cost $7,167,433 and $2,996,063, respectively)	7,167,433	2,996,063
Unrealized gain (loss) on open commodity futures contracts	1,613,858	10,332
Receivable from General Partner (Note 3)	195,888	66,155
Dividends receivable	48	7,719
Interest receivable	2,724	1,506
Prepaid insurance*	826	935
ETF transaction fees receivable	350	—

Total Assets	$81,536,106	$29,761,699

Liabilities and Partners’ Capital
Payable due to Broker	$—	$524,417
Payable for shares redeemed	1,206,970	—
General Partner management fees payable (Note 3)	39,960	16,067
Professional fees payable	117,792	138,727
Brokerage commissions payable	8,231	1,353
Directors’ fees payable*	1,076	1,190
License fees payable	3,211	662

Total Liabilities	1,377,240	682,416

Commitments and Contingencies (Notes 3, 4 & 5)

Partners’ Capital
General Partners	—	—
Limited Partners	80,158,866	29,079,283
Total Partners’ Capital	80,158,866	29,079,283

Total Liabilities and Partners’ Capital	$81,536,106	$29,761,699

Limited Partners’ shares outstanding	3,300,000	900,000
Net asset value per share	$24.29	$32.31
Market value per share	$24.31	$32.36

*	Certain prior year amounts have been reclassified for consistency with the current presentation.

See accompanying notes to financial statements.

United States Gasoline Fund, LP

Schedule of Investments

At December 31, 2020

	Notional Amount	Number of Contracts	Fair Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Commodity Futures Contracts - Long
United States Contracts
NYMEX RBOB Gasoline Future RB February 2021 contracts, expiring January 2021*	$78,516,484	1,353	$1,613,858	2.01

	Shares/Principal		% of Partners’
	Amount	Market Value	Capital
Cash Equivalents
United States Money Market Funds
Fidelity Investments Money Market Funds - Government Portfolio, 0.01%#	200,000	$200,000	0.25
RBC U.S. Government Money Market Fund - Institutional Share Class, 0.02%#	5,303,000	5,303,000	6.62
Total United States Money Market Funds		$5,503,000	6.87

#	Reflects the 7-day yield at December 31, 2020.
*	Collateral amounted to $7,167,433 on open commodity futures contracts.

See accompanying notes to financial statements.

United States Gasoline Fund, LP

Schedule of Investments

December 31, 2019

	Notional Amount	Number of Contracts	Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX RBOB Gasoline Futures RB February 2020 contracts, expiring January 2020*	$29,100,078	410	$10,332	0.04

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
2.03%, 1/09/2020	$1,000,000	$999,553	3.44
2.01%, 1/16/2020	1,000,000	999,173	3.44
2.04%, 1/23/2020	1,000,000	998,767	3.43
2.02%, 1/30/2020	1,000,000	998,390	3.43
1.90%, 2/06/2020	1,000,000	998,123	3.43
1.87%, 2/13/2020	1,000,000	997,784	3.43
1.85%, 2/20/2020	1,000,000	997,451	3.43
1.85%, 2/27/2020	1,000,000	997,103	3.43
1.83%, 3/05/2020	2,000,000	1,993,541	6.86
1.84%, 3/19/2020	1,000,000	996,057	3.43
1.88%, 3/26/2020	1,000,000	995,608	3.42
1.70%, 4/02/2020	1,000,000	995,681	3.42
1.64%, 4/09/2020	2,000,000	1,991,035	6.85
1.60%, 4/16/2020	1,000,000	995,318	3.42
1.60%, 4/23/2020	1,000,000	995,009	3.42
1.59%, 4/30/2020	1,000,000	994,750	3.42
1.54%, 5/07/2020	1,000,000	994,620	3.42
1.55%, 5/14/2020	1,000,000	994,268	3.42
1.55%, 5/21/2020	1,000,000	993,988	3.42
1.58%, 5/28/2020	1,000,000	993,546	3.42
1.53%, 6/04/2020	1,000,000	993,456	3.42
1.53%, 6/11/2020	1,000,000	993,149	3.41
1.54%, 6/18/2020	1,000,000	992,818	3.41
Total Treasury Obligations		24,899,188	85.62

United States - Money Market Funds
Fidelity Investments Money Market Funds - Government Portfolio	500,000	500,000	1.72
Goldman Sachs Financial Square Funds - Government Fund - Class FS	3,600,000	3,600,000	12.38
Total Money Market Funds		4,100,000	14.10
Total Cash Equivalents		$28,999,188	99.72

*	Collateral amounted to $2,996,063 on open futures contracts.

See accompanying notes to financial statements.

United States Gasoline Fund, LP

Statements of Operations

For the years ended December 31, 2020, 2019 and 2018

	Year ended	Year ended	Year ended
	December 31, 2020	December 31, 2019	December 31, 2018
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed commodity futures contracts	$41,204,932	$10,449,487	$(6,219,221)
Change in unrealized gain (loss) on open commodity futures contracts	1,603,526	2,399,027	(5,687,463)
Realized gain (loss) on short-term investments	7,730	—	(420)
Dividend income	50,122	199,099	38,339
Interest income*	155,890	588,870	724,902
ETF transaction fees	24,150	4,550	6,650

Total Income (Loss)	$43,046,350	$13,641,033	$(11,137,213)

Expenses
General Partner management fees (Note 3)	$431,847	$219,691	$261,469
Professional fees	146,835	65,523	197,150
Brokerage commissions	137,982	41,772	42,294
Directors’ fees and insurance	8,237	8,291	7,560
License fees	10,796	5,492	6,537
Total Expenses	735,697	340,769	515,010
Expense waiver	(195,888)	(66,155)	(188,173)
Net Expenses	539,809	274,614	326,837
Net Income (Loss)	$42,506,541	$13,366,419	$(11,464,050)
Net Income (Loss) per limited partner share	$(8.02)	$9.57	$(9.29)
Net Income (Loss) per weighted average limited partner share	$11.14	$10.69	$(8.43)
Weighted average limited partner shares outstanding	3,816,849	1,250,685	1,360,137

*	Interest income does not exceed paid in kind of 5%.

See accompanying notes to financial statements.

United States Gasoline Fund, LP

Statement of Changes in Partners’ Capital

For the years ended December 31, 2020, 2019 and 2018

	Limited Partners*
	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2020	2019	2018
Balances at beginning of year	$29,079,283	$31,830,449	$48,047,932
Addition of 7,900,000, 200,000 and 550,000 partnership shares, respectively	105,098,000	5,206,294	16,294,842
Redemption of (5,500,000), 700,000 and 650,000 partnership shares, respectively	(96,524,958)	(21,323,879)	(21,048,275)
Net income (loss)	42,506,541	13,366,419	(11,464,050)

Balances at end of year	$80,158,866	$29,079,283	$31,830,449

*	General Partners’ shares outstanding and capital for the periods presented were zero.

See accompanying notes to financial statements.

United States Gasoline Fund, LP

Statements of Cash Flows

For the years ended December 31, 2020, 2019 and 2018

	Year ended December	Year ended December	Year ended December
	31, 2020	31, 2019	31, 2018
Cash Flows from Operating Activities:
Net income (loss)	$42,506,541	$13,366,419	$(11,464,050)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in unrealized (gain) loss on open commodity futures contracts	(1,603,526)	(2,399,027)	5,687,463
(Increase) decrease in receivable from General Partner	(129,733)	122,018	43,006
(Increase) decrease in dividends receivable	7,671	(7,719)	1,962
(Increase) decrease in interest receivable	(1,218)	(704)	192
(Increase) decrease in prepaid insurance*	109	(171)	(163)
(Increase) decrease in ETF transaction fees receivable	(350)	—	—
Increase (decrease) in payable due to Broker	(524,417)	524,417	(496,140)
Increase (decrease) in General Partner management fees payable	23,893	231	(9,203)
Increase (decrease) in professional fees payable	(20,935)	(65,952)	33,978
Increase (decrease) in brokerage commissions payable	6,878	—	(1,610)
Increase (decrease) in directors’ fees payable*	(114)	152	(104)
Increase (decrease) in license fees payable	2,549	(146)	(570)
Increase decrease in registration fees payable	—	—	(14,795)
Net cash provided by (used in) operating activities	40,267,348	11,539,518	(6,220,034)

Cash Flows from Financing Activities:
Addition of partnership shares	105,098,000	5,206,294	16,294,842
Redemption of partnership shares	(95,317,988)	(21,323,879)	(21,048,275)
Net cash provided by (used in) financing activities	9,780,012	(16,117,585)	(4,753,433)

Net Increase (Decrease) in Cash and Cash Equivalents	50,047,360	(4,578,067)	(10,973,467)

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of year	29,675,052	34,253,119	45,226,586
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of year	$79,722,412	$29,675,052	$34,253,119

Components of Cash and Cash Equivalents:
Cash and cash equivalents	$72,554,979	$26,678,989	$27,466,999
Equity in Trading Accounts:
Cash and cash equivalents	7,167,433	2,996,063	6,786,120
Total Cash, Cash Equivalents and Equity in Trading Accounts	$79,722,412	$29,675,052	$34,253,119

*	Certain prior year amounts have been reclassified for consistency with the current presentation.

See accompanying notes to financial statements.

United States Gasoline Fund, LP

Notes to Financial Statements

For the years ended December 31, 2020, 2019 and 2018

NOTE 1 — ORGANIZATION AND BUSINESS

The United States Gasoline Fund, LP (“UGA”) was organized as a limited partnership under the laws of the state of Delaware on April 13, 2007. UGA is a commodity pool that issues limited partnership interests (“shares”) traded on the NYSE Arca, Inc. (the “NYSE Arca”). UGA’s shares began trading on February 26, 2008. Prior to November 25, 2008, UGA’s shares traded on the American Stock Exchange (the “AMEX”). UGA will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (the “LP Agreement”), which grants full management and control to its general partner, United States Commodity Funds LLC (“USCF”).

The investment objective of UGA is for the daily changes in percentage terms of its shares’ NAV per share to reflect the daily changes in percentage terms of the spot price of gasoline (also known as reformulated gasoline blendstock for oxygen blending, or “RBOB”), for delivery to the New York harbor), as measured by the daily changes in the price of a specified short-term futures contract on gasoline called the “Benchmark Futures Contract,” plus interest earned on UGA’s collateral holdings, less UGA’s expenses. The Benchmark Futures Contract is the futures contract on gasoline as traded on the NYMEX that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be the futures contract that is the next month contract to expire.

UGA seeks to achieve its investment objective by investing in futures contracts for gasoline, other types of gasoline, crude oil, diesel-heating oil, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”) or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other gasoline-related investments such as cash-settled options on Futures Contracts, forward contracts for gasoline, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of gasoline, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Gasoline-Related Investments”). Market conditions that USCF currently anticipates could cause UGA to invest in Other Gasoline-Related Investments, include those allowing UGA to obtain greater liquidity, or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Futures Contracts and Other Gasoline-Related Investments collectively are referred to as “Gasoline Interests” in this notes to the financial statements.

In addition, USCF believes that market arbitrage opportunities cause the daily changes in UGA’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in UGA’s per share NAV on a percentage basis. USCF further believes that the daily changes in the prices of the Benchmark Futures Contract have historically closely tracked the daily changes in the spot price of gasoline. USCF believes that the net effect of these relationships will be that the daily changes in the price of UGA’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the spot price of gasoline on a percentage basis, less UGA’s expenses.

Specifically, UGA seeks to achieve its investment objective by investing so that the average daily percentage change in UGA’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10)% of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

Investors should be aware that UGA’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of gasoline or any particular futures contract based on gasoline, nor is UGA’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in UGA’s shares during the past year relative to a hypothetical direct investment in gasoline and, in the future, it is likely that the relationship between the market price of UGA’s shares and changes in the spot prices of gasoline will continue to be impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing gasoline, which could be substantial).

As of December 31, 2020, UGA held 1,353 Futures Contracts for gasoline traded on the NYMEX and did not hold any Futures Contracts traded on the ICE Futures.

UGA commenced investment operations on February 26, 2008 and has a fiscal year ending on December 31. USCF is responsible for the management of UGA. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF serves as the general partner of UGA. USCF also served as also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”) and the United States 12 Month Oil Fund, LP (“USL”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”).

USCF is also the sponsor of the United States Commodity Index Funds Trust (“USCIFT”), as Delaware statutory trust, and each of its series: the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”) and the USCF Crescent Crypto Index Fund (“XBET”). USCI and CPER listed their shares on the NYSE Arca under the ticker symbols “USCI” on August 10, 2010 and “CPER” on November 15, 2011, respectively. A registration statement that had been previously filed for XBET was withdrawn on June 25, 2020.

USO, UNG, UGA, UNL, USL, BNO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

UGA issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

Authorized Participants pay  a transaction fee to UGA of $350 per order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UGA but rather at market prices quoted on such exchange.

In November 2007, UGA initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”). On February 26, 2008, UGA listed its shares on the AMEX under the ticker symbol “UGA” and switched to trading on the NYSE Arca under the same ticker symbol on November 25, 2008. On that day, UGA established its’ initial per share NAV by setting the price at $50.00 and issued 300,000 shares in exchange for $15,000,000. UGA also commenced investment operations on February 26, 2008 by purchasing Futures Contracts traded on the NYMEX based on gasoline. As of December 31, 2020, UGA had registered a total of 80,000,000 shares.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. UGA is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UGA earns income on funds held at the custodian or futures commission merchants (“FCMs”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

UGA is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, UGA is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UGA files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. UGA is not subject to income tax return examinations by major taxing authorities for years before 2017. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UGA recording a tax liability that reduces net assets. However, UGA’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UGA recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2020.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UGA receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UGA’s statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay UGA a $350 transaction fee for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UGA in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

UGA’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UGA uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2020.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UGA. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UGA in accordance with the objectives and policies of UGA. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UGA. For these services, UGA is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

UGA pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2020, 2019 and 2018, UGA did not incur in registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

UGA is responsible for paying its portion of the directors’ and officers’ liability insurance for UGA and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UGA and the Related Public Funds. UGA shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ending December 31, 2020 are estimated to be a total of $8,237 for UGA and, in the aggregate for UGA and the Related Public Funds, $585,896. For the year ended December 31, 2019, these fees and expenses were $556,951 for UGA and the Related Public Funds. UGA’s portion of such fees and expenses for the year ended December 31, 2019 was $8,291. For the year ended December 31, 2018, these fees and expenses were $521,689 for UGA and the Related Public Funds. UGA’s portion of such fees and expenses for the year ended December 31, 2018 was $7,560.

Licensing Fees

As discussed in Note 4 below, UGA entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, UGA and the Related Public Funds, other than BNO, USCI and CPER, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2020, 2019 and 2018, UGA incurred $10,796, $5,492 and $6,537, respectively under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UGA’s audit expenses and tax accounting and reporting requirements are paid by UGA. These costs are estimated to be $146,000 for the year ending December 31, 2020, approximately $65,000 for the year ended December 31, 2019 and approximately $150,000 for the year ended December 31, 2018. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, UGA pays all brokerage fees and other expenses in connection with the operation of UGA, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below. USCF paid certain expenses on a discretionary basis typically borne by UGA, where expenses exceed 0.15% (15 basis points) of UGA’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods. For the year ended December 31, 2020, USCF waived $195,888 of UGA’s expenses. This voluntary expense waiver is in addition to those amounts USCF is contractually obligated to pay as described in Note 4 – Contracts and Agreements.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UGA is party to a marketing agent agreement, dated as of February 15, 2008, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UGA as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on UGA’s assets up to $3 billion and 0.04% on UGA’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of UGA’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Custody, Transfer Agency and Fund Administration and Accounting Services Agreements

USCF engaged The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”), to provide UGA and each of the Related Public Funds with certain custodial, administrative and accounting, and transfer agency services, pursuant to the following agreements with BNY Mellon dated as of March 20, 2020 (together, the “BNY Mellon Agreements”), which were effective as of April 1, 2020: (i) a Custody Agreement; (ii) a Fund Administration and Accounting Agreement; and (iii) a Transfer Agency and Service Agreement. USCF pays the fees of BNY Mellon for its services under the BNY Mellon Agreements and such fees are determined by the parties from time to time.

Brown Brothers Harriman and Co. (“BBH&Co.”) previously served as the Administrator, Custodian, Transfer Agent and Fund Accounting Agent for UGA and the Related Public Funds prior to BNY Mellon commencing such services on April 1, 2020. Certain fund accounting and fund administration services rendered by BBH&Co. to UGA and the Related Public Funds terminated on May 31, 2020 to allow for the transition to BNY Mellon.

Brokerage and Futures Commission Merchant Agreements

UGA entered into a brokerage agreement with RBC Capital Markets LLC (“RBC”) to serve as UGA’s FCM effective October 10, 2013.  UGA has engaged each of RCG Division of Marex Spectron (“RCG”), E D & F Man Capital Markets Inc. (“MCM”) and Macquarie Futures USA LLC (“MFUSA”) to serve as an additional FCM to UGA effective on May 28, 2020, June 5, 2020, and December 3, 2020, respectively. The agreements with UGA’s FCMs require the FCMs to provide services to UGA in connection with the purchase and sale of Gasoline Futures Contracts and Other Gasoline-Related Investments that may be purchased and sold by or through the applicable FCM for UGA’s account. In accordance with the FCM agreements, UGA pays each FCM commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Gasoline Futures Contracts and options on Gasoline Futures Contracts. Such fees include those incurred when purchasing Gasoline Futures Contracts and options on Gasoline Futures Contracts when UGA issues shares as a result of a Creation Basket, as well as fees incurred when selling Gasoline Futures Contracts and options on Gasoline Futures Contracts when UGA redeems shares as a result of a Redemption Basket. Such fees are also incurred when Gasoline Futures Contracts and options on Gasoline Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UGA also incurs commissions to brokers for the purchase and sale of Gasoline Futures Contracts, Other Gasoline-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	Year ended	Year ended	Year ended
	December 31, 2020	December 31, 2019	December 31, 2018
Total commissions accrued to brokers	$137,982	$41,772	$42,294
Total commissions as annualized percentage of average total net assets	0.19%	0.11%	0.10%
Commissions accrued as a result of rebalancing	$122,376	$39,760	$40,992
Percentage of commissions accrued as a result of rebalancing	88.69%	95.18%	96.92%
Commissions accrued as a result of creation and redemption activity	$15,606	$2,012	$1,302
Percentage of commissions accrued as a result of creation and redemption activity	11.31%	4.82%	3.08%

The increase in total commissions accrued to brokers for the year ended December 31, 2020, compared to the year ended December 31, 2019, was due primarily to a higher number of gasoline futures contracts being held and traded.

NYMEX Licensing Agreement

UGA and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby UGA was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UGA and the Related Public Funds, other than BNO, USCI, CPER, USOU and USOD, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UGA expressly disclaims any association with the NYMEX or endorsement of UGA by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UGA may engage in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UGA is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UGA may enter into futures contracts, options on futures contracts, cleared swaps, and OTC-swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties. OTC swaps are entered into between two parties in private contracts. In an OTC swap, each party bears credit risk to the other party, i.e., the risk that the other party may not be able to perform its obligations under the OTC swap.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires FCMs to segregate all customer transactions and assets from the FCM’s proprietary activities. To reduce the credit risk that arises in connection with OTC swaps, UGA will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc., which provides for the netting of its overall exposure to its counterparty. The Master Agreement is negotiated as between the parties and would address, among other things, the exchange of margin between the parties.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UGA has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

As to OTC swaps, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange-traded futures contracts and securities or cleared swaps, because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources.

In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

A novel strain of coronavirus (COVID-19) outbreak was declared a pandemic by the World Health Organization on March 11, 2020. The situation is evolving with various cities and countries around the world responding in different ways to address the outbreak. There are direct and indirect economic effects developing for various industries and individual companies throughout the world. Management will continue to monitor the impact COVID-19 has on the Fund and reflect the consequences as appropriate in the Fund’s accounting and financial reporting. The recent pandemic spread of the novel coronavirus and related geopolitical events could lead to increased market volatility, disruption to U.S. and world economies and markets and may have significant adverse effects on the Fund and its investments.

All of the futures contracts held by UGA through December 31, 2020 were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if UGA were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UGA has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UGA bears the risk of financial failure by the clearing broker.

UGA’s cash and other property, such as Treasuries, deposited with its FCMs are considered commingled with all other customer funds, subject to such FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of UGA’s assets posted with that FCM; however, the majority of UGA’s assets are held in investments in Treasuries, cash and/or cash equivalents with UGA’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of UGA’s custodian, however, could result in a substantial loss of UGA’s assets.

USCF invests a portion of UGA’s cash in money market funds that seek to maintain a stable per share NAV. UGA is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2020 and December 31, 2019, UGA held investments in money market funds in the amounts of $5,503,000 and $4,100,000, respectively. UGA also holds cash deposits with its custodian. As of December 31, 2020 and December 31, 2019, UGA held cash deposits and investments in Treasuries in the amounts of $74,219,412 and $25,575,052 respectively, with the custodian and FCMs. Some or all of these amounts may be subject to loss should UGA’s custodian and/or FCMs cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UGA is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short or that the value of the futures contract could fall below zero. As both a buyer and a seller of options, UGA pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UGA’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UGA has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UGA are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2020, 2019 and 2018 for the shareholders. This information has been derived from information presented in the financial statements.

	Year ended December	Year ended December	Year ended December
	31, 2020	31, 2019	31, 2018

Per Share Operating Performance:
Net asset value, beginning of year	$32.31	$22.74	$32.03
Total income (loss)	(7.88)	9.79	(9.05)
Total expenses	(0.14)	(0.22)	(0.24)
Net increase (decrease) in net asset value	(8.02)	9.57	(9.29)
Net asset value, end of year	$24.29	$32.31	$22.74

Total Return	(24.82)%	42.08%	(29.00)%

Ratios to Average Net Assets
Total income (loss)	59.81%	37.26%	(25.56)%
Management fees	0.60%	0.60%	0.60%
Expenses excluding management fees	0.42%	0.33%	0.58%
Expense waived	(0.27)%	(0.18)%	(0.43)%
Net expense excluding management fees	0.15%	0.15%	0.15%
Net income (loss)	59.06%	36.51%	(26.31)%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UGA.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2020 and 2019.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2020	2020	2020	2020
Total Income (Loss)	$(23,999,896)	$45,098,421	$6,969,392	$14,978,433
Total Expenses	65,240	220,795	250,690	198,972
Expense Waivers	(17,650)	(70,132)	(55,927)	(52,179)
Net Expenses	47,590	150,663	194,763	146,793
Net Income (Loss)	$(24,047,486)	$44,947,758	$6,774,629	$14,831,640
Net Income (Loss) per Share	$(22.10)	$8.68	$1.14	$4.26

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2019	2019	2019	2019
Total Income (Loss)	$10,223,584	$2,175,067	$(2,280,914)	$3,523,296
Total Expenses	105,844	85,605	76,166	73,154
Expense Waivers	(32,492)	(9,376)	(11,544)	(12,743)
Net Expenses	73,352	76,229	64,622	60,411
Net Income (Loss)	$10,150,232	$2,098,838	$(2,345,536)	$3,462,885
Net Income (Loss) per Share	$6.74	$1.58	$(1.95)	$3.20

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

UGA values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UGA (observable inputs) and (2) UGA’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UGA’s securities at December 31, 2020 using the fair value hierarchy:

At December 31, 2020	Total	Level I	Level II	Level III
Short-Term Investments	$5,503,000	$5,503,000	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	1,613,858	$1,613,858	$—	$—

The following table summarizes the valuation of UGA’s securities at December 31, 2019 using the fair value hierarchy:

At December 31, 2019	Total	Level I	Level II	Level III
Short-Term Investments	$28,999,188	$28,999,188	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	10,332	10,332	—	—

Effective January 1, 2009, UGA adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not
Accounted for
as Hedging	Statements of Financial	Fair Value at	Fair Value at
Instruments	Condition Location	December 31, 2020	December 31, 2019
Futures - Commodity Contracts	Assets	$1,613,858	$10,332

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2020		For the year ended December 31, 2019		For the year ended December 31, 2018
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$41,204,932		$10,449,487		$(6,219,221)

	Change in unrealized gain (loss) on open positions		$1,603,526		$2,399,027		$(5,687,463)

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In August 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-13, which changes certain fair value measurement disclosure requirements. The new ASU, in addition to other modifications and additions, removes the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, and UGA’s policy for the timing of transfers between levels. The amendments are effective for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. UGA has evaluated the implications of certain provisions of the ASU and has determined that there will be no material impacts to the financial statements.

NOTE 10 — SUBSEQUENT EVENTS

UGA has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.